InspireMD Appoints Rick Olson as Vice President of Global Sales Operations

Company Strengthens Leadership Team with Addition of Experienced Global Sales Executive

BOSTON, MA – December 2, 2013 – InspireMD Inc. (NYSE MKT: NSPR) (“InspireMD” or the “Company”), a leader in embolic protection systems, today announced the appointment of Rick Olson as Vice President of Global Sales Operations based in the United Kingdom.

Mr. Olson, 52, will be responsible for fully implementing the global sales strategy the Company has developed over the past several months. Also, his extensive experience in coronary, vascular and peripheral product sales will enable the Company to begin to advance commercial efforts across all three therapeutic areas.

Mr. Olson is a 25-year global sales, marketing and management executive with expertise in developing and executing strategies to achieve scalable growth for an array of novel medical device technology companies, including Boston Scientific and Covidien. Prior to joining InspireMD, Mr. Olson served as the Director of International Strategy and HPMS (High Performance Management System) at Covidien. Before it was acquired by Covidien, Mr. Olson was Director of International Neurovascular Marketing & Sales Force Development at ev3, Inc., where he initiated market development and sales execution strategies for all OUS markets. During his tenure with ev3, revenues increased from less than $5 million to over $400 million in sales leading up to the acquisition of ev3 by Covidien in 2008. Prior to that, Mr. Olson spent nine years at Boston Scientific where he served in various sales and marketing leadership positions both in Europe and the United States. Mr. Olson holds a Bachelor's Degree in Psychology from Oregon State University.

“We are delighted to have Rick join the team at this important time in the Company’s commercialization efforts” commented Alan Milinazzo, Chief Executive Officer of InspireMD. “Rick has a strong track record of building successful sales organizations in the coronary, vascular and peripheral therapeutic markets. His ability to positively lead our organization in all three therapeutic areas is a tremendous benefit to our commercial efforts as we enter the next phase of our selling activities. Further, Rick’s success in implementing highly efficient and successful sales strategies has spanned virtually all geographies. This allows us to advance our current market strategies and evaluate new markets across all therapeutic areas.”

Inducement Award

In connection with his appointment, InspireMD made an inducement grant to Mr. Olson pursuant to a stand-alone award agreement outside of InspireMD’s 2011 Umbrella Option Plan as an inducement material to Mr. Olson entering into employment with InspireMD in accordance with Section 711(a) of the NYSE MKT Company Guide. The inducement grant was approved by the compensation committee of InspireMD’s board of directors, which is comprised solely of independent directors. Mr. Olson’s inducement grant consists of a stock option to purchase up to 150,000 shares of InspireMD’s common stock, with a per share exercise price equal to the closing price of the Company’s common stock on December 2, 2013, the first trading day following the effective date of Mr. Olson’s employment with InspireMD. Mr. Olson’s option vests and becomes exercisable in three equal annual installments beginning on the one-year anniversary of the date of grant, subject to his continuous service through each vesting date. The option has a term of 10 years from the date of grant.

About Stenting and MGuard™ EPS

Standard stents were not engineered for heart attack patients. They were designed for treating stable angina patients whose occlusion is different from that of an occlusion in a heart attack patient.

In acute heart attack patients, the plaque or thrombus is unstable and often breaks up as the stent is implanted causing downstream blockages (some of which can be fatal) in a significant portion of heart attack patients.

The MGuard EPS is integrated with a precisely engineered micro net mesh that prevents the unstable arterial plaque and thrombus (clots) that caused the heart attack blockage from breaking off.

While offering superior performance relative to standard stents in STEMI patients with regard to ST segment resolution, the MGuard EPS requires no change in current physician practice – an important factor in promoting acceptance and general use in time-critical emergency settings.

The MGuard EPS is CE Mark approved. It is not approved for sale in the U.S. by the FDA at this time. This release is for the sole purpose of informing the investing community and is no way intended to market or promote the MGuard EPS or any other InspireMD product to consumers or prospective patients in the U.S

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MGuard™ technology to make its products the industry standard for embolic protection stents and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this technology in coronary, carotid and peripheral artery procedures. InspireMD's common stock is quoted on the NYSE MKT under the ticker symbol NSPR.

Forward-looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) our limited manufacturing capabilities and reliance on subcontractors for assistance, (vii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (viii) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (ix) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (x) our reliance on single suppliers for certain product components, (xi) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

Todd Fromer / Garth Russell

KCSA Strategic Communications

Phone: 212-896-1215 / 212-896-1250

Email: tfromer@kcsa.com / grussell@kcsa.com

Media Contacts:

Samantha Wolf / Taylor McGrann

KCSA Strategic Communications

212-896-1220 / 212-896-1253

swolf@kcsa.com / tmcgrann@kcsa.com